EXHIBIT 23.2


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of our report dated April 2, 2001 relating to the financial statements of E-LOAN, Inc. which appears in E-LOAN Inc.'s Annual Report on Form 10-K for the year ended December 31, 2000 (as amended by Form 10-K/A filed on April 23, 2001).


/s/ PricewaterhouseCoopers LLP


San Francisco, California
June 19, 2001